Exhibit 99.1

Fluent, Inc. Announces Preliminary Financial Metrics for 2020

NEW YORK, NY – January 14, 2021 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today announced preliminary financial metrics for its full year and fourth quarter 2020. These preliminary metrics, which are subject to final reporting and audit procedures, are reflected below:

Full-Year and Fourth Quarter 2020

●	Full-year 2020 revenue is anticipated to be $309.7 - $310.7 million, representing growth of 10.1% compared to full-year 2019. This reflects anticipated fourth quarter revenue of $81.0 - $82.0 million.
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Media Margin is anticipated to be in the range of $109.4 - $110.4 million, representing growth of 17.4% compared to full-year 2019. This reflects anticipated fourth quarter Media Margin of $31.0 - $32.0 million.

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Adjusted EBITDA is anticipated to be in the range of $39.0 - $41.0 million, representing growth of 15.4% compared to full-year 2019. This reflects anticipated fourth quarter Adjusted EBITDA of $9.0 - $11.0 million.

Fluent is not able to provide a reconciliation of projected media margin or adjusted EBITDA to the most directly comparable expected GAAP results, due to the unknown effect, timing and potential significance of certain operating costs and expenses, share-based compensation expense, depreciation and amortization expense, interest expense (net), and the provision for (benefit from) income taxes.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "We are pleased to share our preliminary full-year 2020 results. This was a year that tested us all in many ways, and the diversification of our marketplace, the resilience of our platform and the resolve of our team, collectively enabled these results. We look forward to discussing our final full-year results in March.”

As previously announced, the Company is scheduled to present at the 23rd Annual Needham Growth Conference on Friday, January 15 at 9:15am Eastern time, and will participate in one-on-one meetings throughout the course of the day. The presentation will be webcast live and archived at https://wsw.com/webcast/needham103/flnt/2254200. Additionally, the Company has made an investor presentation available on the Investor Relations section of its website at http://investors.fluentco.com/.

Definitions and Uses of Non-GAAP Financial Measures

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) goodwill impairment, (5) write-off of long-lived assets, (6) accrued compensation expense for Put/Call Consideration, (7) share-based compensation expense, (8) acquisition-related costs, (9) restructuring and certain severance costs, (10) certain litigation and other related costs, and (11) one-time items.

We present media margin and adjusted EBITDA as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with legal matters outside the ordinary course of business. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules.

Media margin and adjusted EBITDA are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin and adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leading performance marketing company with an expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party data asset of opted-in consumer profiles, Fluent, Inc. drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor and Winopoly businesses and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; risks associated with the expansion of our international operations; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights, or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Contact Information:
Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com